American Oilfield Divers, Inc.
                  Schedule of Named Insureds


   American Oilfield Divers, Inc. (a Louisiana Corporation)

    American Inland Divers, Inc. (a Louisiana Corporation)

      American Inland Divers, Inc. (a Kansas Corporation)

      American Inland Marine, Inc. (an Ohio Corporation)

    American Pacific Marine, Inc. (a Delaware Corporation)

     American International Diving, Ltd. (a Cayman Islands
                         Corporation)

  American Marine Construction, Inc. (a Delaware Corporation)

    Big Inch Marine Systems, Inc. (a Delaware Corporation)

      Big Inch Marine Systems, Ltd. (a U.K. Corporation)

        Tarpon Systems, Inc. (a Louisiana Corporation)

     Tarpon Concrete Structural Systems, Inc. (a Louisiana
                         Corporation)

     American Oilfield Divers (Nigeria), Ltd. (a Nigerian
                         Corporation)

  S&H Diving, L.L.C. (a Louisiana limited liability Company)

          AOD Holdings, Inc. (a Delaware Corporation)

    AOD Acquisition Corp. (A Yukon Territories Corporation)

       Hard Suits Inc. (a British Columbia Corporation)

International Hard Suits, Ltd. (a British Columbia Corporation)

 Sea Urchin Submersibles Ltd. (a British Columbia Corporation)

 CDC Can-Dive, Ltd. (50%-owned joint venture British Columbia
                         Corporation)

   Can Dive Marine Services, Inc. (a Washington Corporation)

       Hard Suits Marine, Inc. (a Delaware Corporation)

        Hard Suits Gulf, Inc. (a Delaware Corporation)

      Can Dive Marine Services Ltd. (a U.K. Corporation)

Can Dive Marine Services, Ltd. (a British Columbia Corporation)

     BMD-Can-Dive Ltd. (a 50% owned joint venture Ontario
                         Corporation)

 485836 British Columbia Ltd. (a British Columbia Corporation)

Contract Diving Services, Pty. Ltd. (an Australian Corporation)